EXHIBIT 10.2




                               ENTECH SOLAR, INC.
                      SEVENTH AMENDMENT AND RESTATEMENT OF
                        1999 INCENTIVE STOCK OPTION PLAN

                                   ARTICLE I
                      ESTABLISHMENT, PURPOSE, AND DURATION

        1.1     Establishment of the Plan.     Entech Solar, Inc., a Delaware
corporation (the "COMPANY"), hereby establishes an incentive compensation plan for the Company and its subsidiaries to be known as the "Seventh Amendment and Restatement of 1999 Incentive Stock Plan", as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options, Non-qualified Stock Options and Restricted Stock.

        The Plan was adopted by the Board of Directors of the Company on April 30, 1999, and became effective on June 17, 1999 (the "EFFECTIVE DATE"). The
Plan was amended in June 2001, in June 2003, in June 2004, in September 2006, in July 2007, and in June 2008.

        1.2     Purpose of the Plan.     The purpose of the Plan is to promote
the success of the Company and its subsidiaries by providing incentives to Key Personnel that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company including its subsidiaries, in its ability to motivate, attract, and retain the services of Key Personnel upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

        1.3     Duration of the Plan.     The Plan shall commence on the
Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XI herein, until February 4, 2014, at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms.


                                   ARTICLE II
                                  DEFINITIONS

        2.1     Definitions.     Except as otherwise defined in the Plan, the
following terms shall have the meanings set forth below:

        a. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        b. "Agreement" means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

        c. "Award" means, individually or collectively, a grant under this Plan of Incentive Stock Options, Non-qualified Stock Options and Restricted Stock.

        d. "Award Date" or "Grant Date" means the date on which an Award is made by the Committee under this Plan.

        e. "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

        f. "Board" or "Board of Directors" means the Board of Directors of the Company, unless otherwise indicated.

        g. "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

           (i) any Person (other than the Company, any Subsidiary, a trustee or other fiduciary holding securities under any employee benefit plan of the Company, or its Subsidiaries), who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (ii) if, at any time after the Effective Date, the composition of the Board of Directors of the Company shall change such that a majority of the Board of the Company shall no longer consist of Continuing Directors; or (iii) if at any time, (1) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (2) any Person shall consolidate with or merge with the Company, and the Company shall be the continuing or surviving corporation and, in connection therewith, all or part of the outstanding Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (3) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (4) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

        h. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        i. "Committee" means the Board of Directors of the Company or committee established by the Board to administer the Plan pursuant to Article III herein, all of the members of which shall be "non-employee directors" as defined in Rule 16b-3, as amended, under the Exchange Act or any similar or successor rule. There shall be no fewer than two, nor more than five, members on the Committee. Unless otherwise determined by the Board of Directors of the Company, the Compensation Committee shall constitute the Committee.

        j. "Company" means Entech Solar, Inc. or any successor thereto as provided in Article XIII herein.

        k. "Continuing Director" means an individual who was a member of the Board of Directors of the Company on the Effective Date or whose subsequent nomination for election or re-election to the Board of Directors of the Company was recommended or approved by the affirmative vote of two-thirds of the Continuing Directors then in office.

        l. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        m. "Fair Market Value" of a Share means the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

        n. "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422A of the Code.

        o. "Key Personnel" means an officer, director, consultant or key employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

        p. "Non-qualified Stock Option" or "NQSO" means an option to purchase Stock, granted under Article VI herein, which is not intended to be an Incentive Stock Option.

        q. "Option" means an Incentive Stock Option or a Non-qualified Stock Option.

        r. "Participant" means a Key Personnel who is granted an Award under the Plan.

        s. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Article VIII herein.

        t. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

        u. "Plan" means the Amended and Restated Entech Solar, Inc. 1999 Incentive Stock Plan, as described and as hereafter from time to time amended.

        v. "Related Option" means an Option with respect to which a Stock Appreciation Right has been granted.

        w. "Restricted Stock" means an Award of Stock granted to a Participant pursuant to Article VII herein.

        x.     "Stock" or "Shares" means the common stock of the Company.

        y. "Subsidiary" shall mean a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more of its Subsidiaries.

        z. "Warrant Cancellation Agreement" means the Warrant Cancellation Agreement dated February 4, 2009, by and between the Company and the Quercus Trust.

                                ARTICLE III
                              ADMINISTRATION

        3.1     The Committee.     Except as otherwise reserved for
consideration and approval by the Board of Directors, the Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration.

        (a) Subject to the provisions of the Plan and the Warrant Cancellation Agreement, the Committee shall have the following plenary powers: (i) to establish, amend or waive rules or regulations for the Plan's administration;
(ii) except in those instances in which a dispute arises, to construe and interpret the Agreements and the Plan; and (iii) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

        (b) (1) Subject to the provisions of the Plan and the Warrant Cancellation Agreement, the Committee shall have the following qualified powers that shall be subject to approval, amendment and modification by the Board of
Directors: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan in the event of a dispute between the Participant and the Committee; and (iv) to accelerate the exercisability of any Award or the termination of any Period of Restriction.

        (2) In approving the Committee's determinations or other recommendations under (b)(1), the Board of Directors may make such amendments, modifications or qualifications as it deems in the best interest of the Company, and the Board shall provide specific instructions to the Committee for implementation of the same.

        (3) In its sole discretion, the Board of Directors may waive by resolution one or more of its approval rights under (b)(1) and authorize the Committee to proceed without seeking further approvals either on a case by case basis or permanently until further notice from the Board. Such waiver shall be communicated in writing to the Committee which shall maintain a permanent record of such waiver(s).

        (4) Notwithstanding the foregoing, the Quercus Designated Options (as defined in Section 4.1) shall comply with the terms and conditions of the Warrant Cancellation Agreement.

        (c) The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee, except as otherwise stated in paragraph 3.1(b).

        3.2     Selection of Participants.     Subject to the rights of the
Quercus Trust to designate awards of options to purchase up to 3,000,000 shares of Stock pursuant to the Warrant Cancellation Agreement, the Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Personnel as may be selected by it. Each Award shall be evidenced by an Agreement.

        3.3     Decisions Binding.     All determinations and decisions made by
the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding with respect to Options.

        3.4 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act.

        3.5     Indemnification of Committee.     In addition to such other
rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

        3.6     Certain Determinations.     In connection with the Committee's
good faith determination of "Fair Market Value" as required herein, the Committee may, as guidance, take into consideration the book value of the Common Stock of the Company, the relationship between the traded price and book value of shares for financial institutions of similar size and similar operating results to the Company and its subsidiary bank, any reasonably recent trades of the Common Stock of the Company brought to the attention of the Committee and such additional relevant information as the Committee in its judgment deems necessary. In its sole discretion, the Committee may, but is not obligated to, consult with and/or engage an investment banker or other appropriate advisor to advise the Committee in connection with its good faith determination of "Fair Market Value" herein.

                                   ARTICLE IV
                           STOCK SUBJECT TO THE PLAN

        4.1     Number of Shares.     Subject to adjustment as provided in
Section 4.3 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 70,000,000 provided that, with respect to 20,000,000 of such shares, Options (the "Quercus Designated Options") shall be granted only to the extent that the Company determines that the fair market value of such Options does not exceed the fair market value of the warrants cancelled by the Company pursuant to the Warrant Cancellation Agreement. No more than one-third of the aggregate number of such Shares shall be issued in connection with Restricted Stock Awards. Except as provided in Sections 4.2 herein, the issuance of Shares in connection with the exercise of, or as other payment for Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

        4.2     Lapsed Awards or Forfeited Shares.     If any Award granted
under this Plan (for which no material benefits of ownership have been received, including dividends) terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, or if Shares issued pursuant to Awards (for which no material benefits of ownership have been received, including dividends) are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan.

        4.3     Capital Adjustments.     The number and class of Shares subject
to each outstanding Award, the Option Price and the aggregate number and class of Shares for which Awards thereafter may be made shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company.


                                   ARTICLE V
                                  ELIGIBILITY

        Persons eligible to participate in the Plan include all employees of the Company and its Subsidiaries who, in the opinion of the Committee, are Key Personnel.


                                   ARTICLE VI
                                 STOCK OPTIONS

        6.1     Grant of Options.     Subject to the terms and provisions of the
Plan, Options may be granted to Key Personnel at any time and from time to time as shall be determined by the Committee or pursuant to the Warrant Cancellation Agreement. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422A of the Code and rules and regulation thereunder.

        6.2     Option Agreement.     Each Option grant shall be evidenced by an
Agreement that shall specify the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422A of the Code, or Nonqualified Stock Option not intended to be within the provisions of Section 422A of the Code.

        6.3     Option Price.     The exercise price per share of Stock covered
by an Option ("OPTION PRICE") shall be determined by the Committee subject to the following limitations. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date. An ISO granted to an employee who, at the time of grant, owns (within the meaning of Section 425(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock.

        6.4     Duration of Options.     Each Option shall expire at such time
as the Committee shall determine at the time of grant provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its Award Date.

        6.5     Exercisability.     Options granted under the Plan shall be
exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants. No Option, however, shall be exercisable until the expiration of at least six months after the Award Date, except such limitation shall not apply in the case of the death or disability of the Participant. Anything in the immediately preceding sentence to the contrary notwithstanding, the Compensation Committee may waive or vary the six month period as to employees who were still in the employ of the Company (or consultants under valid written consulting agreements were still providing services) at the time of the Award Date where (a) (i) a shorter period or (ii) a date certain for the commencement of vesting is provided for under a written employment or consulting agreement with the Participant; (b) delays in option grants have occurred as a result of the limit on authorized common stock or limits on common stock available for options under the Plan during 2007 and 2008 (which limits were increased by shareholder vote at the special meeting of the stockholders on June 26, 2008) ; or (c) enforcement of such six month period would, in the Committee's determination, be inequitable under all of the circumstances.

        6.6     Method of Exercise.     Options shall be exercised by the
delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price shall be payable to the Company in full either in cash, by delivery of Shares of Stock valued at Fair Market Value at the time of exercise, delivery of a promissory note (in the Committee's discretion) or by a combination of the foregoing. As soon as practicable, after receipt of written notice and payment, the Company shall deliver to the Participant, stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name. No Participant who is awarded Options shall have rights as a shareholder until the date of exercise of the Options.

        6.7     Restrictions on Stock Transferability.     The Committee shall
impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of the National Association of Securities Dealers, Inc. or any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

        6.8     Nontransferability of Options.     No Option granted under the
Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.


                                  ARTICLE VII
                                RESTRICTED STOCK

        7.1     Grant of Restricted Stock.     Subject to the terms and
provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

        7.2     Restricted Stock Agreement.     Each Restricted Stock grant
shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

        7.3     Transferability.     Except as provided in this Article VII and
subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement. No shares of Restricted Stock shall be sold until the expiration of at least six months after the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

        7.4     Other Restrictions.     The Committee shall impose such other
restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

        7.5     Certificate Legend.     In addition to any legends placed on
certificates pursuant to Section 7.4 herein, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

"The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the 1999 Incentive Stock Plan of Entech Solar, Inc., in the rules and administrative procedures adopted pursuant to such Plan, and in an Agreement dated June 16, 1999. A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of Entech Solar, Inc."

        7.6     Removal of Restrictions.    Except as otherwise provided in this
Article, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by
Section 7.5 herein removed from his Stock certificate.

        7.7     Voting Rights.     During the Period of Restriction,
Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

        7.8     Dividends and Other Distributions.     During the Period of
Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were distributed.

        7.9     Termination of Employment Due to Retirement.     Unless
otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Company or one of its Subsidiaries because of normal retirement (as defined in the rules of the Company in effect at the time), any remaining Period of Restriction applicable to the Restricted Stock Shares pursuant to Section 7.3 herein shall automatically terminate and, except as otherwise provided in Section 7.4 herein the Shares of Restricted Stock shall thereby be free of restrictions and freely transferable. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Company because of early retirement (as defined in the rules of the Company in effect at the time), the Committee, in its sole discretion, may waive the restrictions remaining on any or all Shares of Restricted Stock pursuant to Section 7.3 herein and add such new restrictions to those Shares of Restricted Stock as it deems appropriate.

        7.10     Termination of Employment Due to Death or Disability.     In
the event a Participant's employment is terminated because of death or disability during the Period of Restriction, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Section 7.3 herein shall automatically terminate and, except as otherwise provided in Section 7.4 herein the shares of Restricted Stock shall thereby be free of restrictions and fully transferable.

        7.11     Termination of Employment for Other Reasons.     Unless
otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Company for any reason other than for death, disability, or retirement, as set forth in Sections 7.9 and 7.10 herein, during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company.


                                  ARTICLE VIII
                               CHANGE IN CONTROL

        In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Company, upon a Participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant's rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.


                                   ARTICLE IX
                 MODIFICATION, EXTENSION AND RENEWALS OF AWARDS

        Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards, or, if authorized by the Board, accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan and authorize the granting of new Awards pursuant to the Plan in substitution therefor, and the substituted Awards may specify a lower exercise price than the surrendered Awards, a longer term than the surrendered Awards or may contain any other provisions that are authorized by the Plan. The Committee may also modify the terms of any outstanding Agreement. Notwithstanding the foregoing, however, no modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.

                                   ARTICLE X
              AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN

        10.1     Amendment, Modification and Termination.     At any time and
from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under
Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

        10.2     Awards Previously Granted.     No termination, amendment or
modification of the Plan other than pursuant to Section 4.3 herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.


                                   ARTICLE XI
                                  WITHHOLDING

        11.1     Tax Withholding.     The Company shall have the power and the
right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

        11.2     Stock Withholding.     With respect to withholding required
upon the exercise of Nonqualified Stock Options, or upon the lapse of restrictions on Restricted Stock, or upon the occurrence of any other similar taxable event, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections shall be irrevocable and be made in writing, signed by the Participant on forms approved by the Committee in advance of the day that the transaction becomes taxable.


                                  ARTICLE XII
                                   SUCCESSORS

        All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

                                  ARTICLE XIII
                                    GENERAL

        13.1     Requirements of Law.     The granting of Awards and the
issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self regulatory organizations (i.e. exchanges) as may be required.

        13.2     Effect of Plan.     The establishment of the Plan shall not
confer upon any Key Personnel any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment of any Key Personnel, nor is it a contract between the Company or any of its Subsidiaries and any Key Personnel. Participation in the Plan shall not give any Key Personnel any right to be retained in the service of the Company or any of its Subsidiaries.

        13.3     Creditors.     The interests of any Participant under the Plan
or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

        13.4     Governing Law.     The Plan, and all Agreements hereunder,
shall be governed, construed and administered in accordance with and governed by the laws of the State of Delaware and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422A of the Code.

        13.5     Severability.     In the event any provision of the Plan shall
be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.